As filed with the Securities and Exchange Commission on August 3, 1995
                                                       Registration No. 33-_____


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933


                        WELLS-GARDNER ELECTRONICS CORPORATION
                (Exact name of registrant as specified in its charter)


                   ILLINOIS                               36-1944630
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)               Identification No.)


            2701 NORTH KILDARE AVENUE
                CHICAGO, ILLINOIS                            60639
     (Address of Principal Executive Offices)             (Zip Code)


                        WELLS-GARDNER ELECTRONICS CORPORATION
                      AMENDED AND RESTATED INCENTIVE STOCK PLAN
                               (Full title of the plan)

             RICHARD L. CONQUEST                        (312) 252-8220
           CHIEF FINANCIAL OFFICER,                   (Telephone number,
          VICE PRESIDENT OF FINANCE,                 including area code,
           TREASURER AND SECRETARY                   of agent for service)
          2701 NORTH KILDARE AVENUE
           CHICAGO, ILLINOIS  60639
   (Name and address of agent for service)



                        CALCULATION OF REGISTRATION FEE

                                    PROPOSED       PROPOSED
        TITLE OF      AMOUNT TO     MAXIMUM        MAXIMUM       AMOUNT OF
      SECURITIES TO       BE        OFFERING       AGGREGATE    REGISTRATION
      BE REGISTERED   REGISTERED    PRICE PER      OFFERING         FEE
                         (1)        SHARE (2)      PRICE (2)

      Common Stock,    600,000       $5.875     $3,525,000.00   $1,215.52
      $1.00 par         shares
      value per
      share

     (1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

     (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, based on the average of the high and low sales prices of a share of Common Stock of the Registrant on the American Stock Exchange on July 31, 1995.

     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

               The registration statement on Form S-8, File No. 2-98137, which was heretofore filed by the registrant with the Securities and Exchange Commission on June 3, 1985 pursuant to the Securities Act of 1933, as amended, and the registration statement on Form S-8, Registration No. 33-63920, which was heretofore filed by the registrant with the Securities and Exchange Commission on June 4, 1993, pursuant to the Securities Act of 1933, as amended, are hereby incorporated by reference in this registration statement.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

               Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


     ITEM 8.   EXHIBITS.   The following are filed as exhibits to this
     registration statement:

          Exhibit
          Number    Description of Exhibit

           5        Opinion of McDermott, Will & Emery.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5 to this registration statement).

          24 Power of Attorney (included with the signature page to this registration statement).



                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on July 31, 1995.

                                WELLS-GARDNER ELECTRONICS CORPORATION


                                By:         /s/ Anthony Spier
                                              Anthony Spier
                                         Chairman of the Board,
                                  President and Chief Executive Officer

                                  POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony Spier and Richard L. Conquest and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform such each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing power of attorney have been signed on July 31, 1995, by the following persons in the capacities indicated:

               SIGNATURES                          TITLE


             /s/ ANTHONY SPIER          Chairman of the Board, President and
                Anthony Spier             Chief Executive Officer (Principal
                                          Executive Officer)


             /s/ RICHARD L. CONQUEST    Chief Financial Officer, Vice
                Richard L. Conquest       President of Finance, Treasurer,
                                          Secretary and Director (Principal
                                          Financial Officer)


             /s/ ALBERT S. WELLS, JR.   Director
                Albert S. Wells, Jr.


             /s/ ALLAN GARDNER          Director
                Allan Gardner


             /s/ JOHN R. BLOUIN         Director
                John R. Blouin


             /s/ JAMES J. ROBERTS, JR.  Director
                James J. Roberts, Jr.


             /s/ WILLIAM L. DeNICOLO    Director
                William L. DeNicolo


             /s/ WAYNE HARRIS           Director
                Wayne Harris


                                    EXHIBIT INDEX


     EXHIBIT               DESCRIPTION OF EXHIBIT                          PAGE
     NUMBER                                                               NUMBER

       5   Opinion of McDermott, Will & Emery.

      23.1 Consent of KPMG Peat Marwick LLP.

      23.2 Consent of McDermott, Will & Emery (included in its opinion filed as Exhibit 5 to this registration statement).

      24 Power of Attorney (included with the signature page to this registration statement).